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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             PRIVATE BUSINESS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                Tennessee                                62-1453841
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

         9010 Overlook Boulevard
          Brentwood, Tennessee                              37027
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(Address of Principal Executive Offices)                 (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c)(1), check the following box.[ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.[x]

         Securities Act registration statement file number to which this form relates: 333-75013
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         Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of Exchange on which Each
Title of Each Class to be so Registered             Class is to be Registered
---------------------------------------             -------------------------
                 None                                         None

         Securities to be registered pursuant to Section 12(g) of the Act:


                           Common Stock, no par value
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                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Common Stock registered hereunder by Private Business, Inc., a Tennessee corporation (the "Registrant"), is incorporated by reference to the section headed "Description of Capital Stock -- Common Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-75013), as filed with the Securities and Exchange Commission (the "Commission") on March 25, 1999 and any amendments to such Registration Statement filed



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subsequently thereto, including any form of Prospectus filed pursuant to Rule
424(b) under the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

         The following documents are incorporated by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-75013).

    Exhibit
    Number                        Description of Exhibits
    ------                        -----------------------
      1         --    Form of Underwriting Agreement.

      3.1       --    Amended and Restated Charter of Private Business

      3.2       --    Amended and Restated Bylaws of Private Business

      4.1       --    Provisions of Articles of Incorporation defining the
                      rights of security holders. See Exhibit 3.1.

      4.2       --    Form of common stock certificate.

      5         --    Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.

     10.1       --    Stock Purchase Agreement dated as of July 24, 1998.

     10.2       --    Stockholders Agreement dated as of August 7, 1998.

     10.3       --    Registration Rights Agreement dated as of August 7, 1998.

     10.4       --    Credit Agreement dated as of August 7, 1998.

     10.5       --    Form of Indemnification Agreement between Private
                      Business and each of its Officers and Directors.

     10.6       --    Form of Nonqualified Stock Option Agreement without
                      change of control provision.

     10.7       --    Form of Nonqualified Option Agreement with change of
                      control provision.

     10.8       --    Private Business, Inc. 1999 Incentive Stock Option Plan.

     21         --    Subsidiaries of Private Business.

     23.1       --    Consent of Arthur Andersen LLP.

     23.2       --    Consent of Harwell Howard Hyne Gabbert & Manner, P.C.
                      (included in Exhibit 5).

     24         --    Power of Attorney.

     27         --    Financial Data Schedule (FOR SEC USE ONLY).





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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                          By: /s/ Jerry L. Cover
                                              ----------------------------------
                                                  Jerry L. Cover
                                                  Principal Executive Officer

                                          Date:   May 4, 1999














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